Exhibit 10.15

MANAGEMENT AGREEMENT

MANAGEMENT AGREEMENT dated as of September 19, 2006 between (i) KCHS HOLDINGS, INC., a Delaware corporation (“Holdings”), CRITICAL HOMECARE SOLUTIONS, INC., a Delaware corporation and wholly-owned subsidiary of Holdings (“CHS” and together with Holdings, the “Company”), and (ii) KOHLBERG & COMPANY, LLC, a Delaware limited liability company (“KoCo”).

The Company desires for KoCo to provide certain ongoing management and advisory services to the Company, and KoCo is willing to provide such services subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Services. During the term of this Agreement, KoCo shall provide such advisory and management services to the Company and its subsidiaries as the Board of Managers of the Company shall reasonably request.

Section 2. Compensation. (a) In consideration of the services provided and to be provided hereunder, the Company shall pay to an annual management fee to KoCo equal to $250,000 (or such lesser amount as directed by KoCo) (the “Base Fee”). The management fee shall be payable in arrears in quarterly installments of the Base Fee following delivery by the Company of its quarterly compliance certificate with respect to such fiscal quarter.

(b) In addition to the Base Fee, the Company agrees to pay to KoCo, as compensation for services rendered to the Company with respect to the consummation of the transactions contemplated by (i) the Stock Purchase Agreement (the “SPI Purchase Agreement”) dated as of August 10, 2006, by and among Specialty Pharma, Inc., Professional Home Care Services, Inc., Eureka I, L.P., the holders of all of the issued and outstanding common stock of Specialty Pharma, Inc., and CHS, and (ii) the Stock Purchase Agreement dated as of September 8, 2006 by and among New England Home Therapies, Inc., the holders of all of the issued and outstanding common stock of New England Home Therapies, Inc., and CHS (the “NEHT Purchase Agreement” and together with the SPI Purchase Agreement, the “Purchase Agreements”), , a fee (the “Initial Transaction Fee”) equal to $1,000,000.

(c) The Company also agrees to pay KoCo with respect to the consummation of any other acquisition, a transaction fee (each, a “Transaction Fee”) based on the Transaction Value of the acquisition as reasonably determined by KoCo. For purposes of this Agreement, “Transaction Value” will mean the aggregate of all cash and non-cash consideration paid to the sellers of the company or business being acquired and the value of all indebtedness assumed by the purchaser of the business being acquired, including any capital leases assumed by the purchaser or repaid. Any non-cash consideration will be valued at fair market value, and the value of any equity securities issued will be fair market value on the date of issuance, treating all such equity securities as if they were fully vested on such date.

Section 3. Reimbursement. KoCo and its affiliates shall be entitled to reimbursement of all reasonable out-of-pocket expenses (including attorneys’ fees and travel expenses) incurred in connection with the transactions contemplated by the Purchase Agreements and in connection with the performance of KoCo’s services under this Agreement (other than salary expenses and associated overhead charges), which amounts shall be promptly reimbursed by the Company upon request.

Section 4. No Liability. (a) None of KoCo, any of its affiliates or any of their respective partners, officers, managers, directors, stockholders, agents or employees (each an “Indemnified Party”) shall have any liability to the Company or any of its affiliates for any services provided pursuant to this Agreement, except as may result from such Indemnified Party’s gross negligence or willful misconduct.

(b) The Company hereby agrees to indemnify each Indemnified Party against any and all damages, costs, liabilities, losses, judgments, penalties, fines, expenses or other costs, including attorney’s fees, arising from any claims by third parties relating to this Agreement, the transactions contemplated by the Purchase Agreements or any Indemnified Party’s equity interest in the Company.

Section 5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, when delivered via a nationally recognized overnight courier or when sent via facsimile (with written confirmation). Such notices, demands and other communications will be sent to the address indicated below:

To the Company:

Critical Homecare Solutions, Inc.

Two Tower Building

One Fayette Street

Conshohocken, PA 19428

Fax No.: (610) 834-3231

Attention: President and Chief Financial Officer

To KoCo:

111 Radio Circle

Mt. Kisco, NY 10549

Fax No.: (914) 241-7476

Attention: Gordon Woodward

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

Section 6. Successors and Assigns. This Agreement shall be binding upon the Company and its successors. This Agreement may not be assigned by either party without the other party’s consent; provided, however, that KoCo may assign this Agreement to any affiliated entity succeeding to KoCo’s portfolio management functions.

Section 7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law (and not the law of conflicts) of New York.

Section 8. Termination. This Agreement will be in effect for an initial term of five (5) years (the “Initial Term”), commencing on the date hereof, and will be renewed automatically thereafter on a year-to-year basis unless one party gives the other thirty (30) days’ prior written notice of its desire not to renew this Agreement; provided, however, that this Agreement will immediately terminate on the date KoCo gives the Company written notice of termination. In the event of a Sale of the Company (as defined below) or an initial public offering of shares of the capital stock of the Company or any of its subsidiaries (an “IPO”), this Agreement will be automatically renewed, without further action or notice by KoCo or the Company, for an additional five (5)-year term unless the Board, not later than sixty (60) days after the closing of a Sale of the Company or an IPO, gives KoCo written notice of its desire not to renew this Agreement for such term (for purposes of such vote, KoCo agrees to refrain from voting on such matter). In the event that the Board terminates this Agreement by delivering the required written notice upon an IPO or Sale of the Company, the Company agrees to pay to KoCo an accelerated cash payment in an amount equal to the greater of three times the Base Fee or 1% of the Transaction Value of the underlying transaction constituting the Sale of the Company or the gross proceeds to the Company from an IPO, as applicable. As used herein, the term “Sale of the Company” will mean any transaction or series of related transactions (i) the result of which is that any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Stockholders (as defined in the Stockholders Agreement of Holdings dated as of the date hereof), or persons controlling, controlled by or under common control with the Members, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the issued and outstanding Voting Interests (as defined below) of Holdings or CHS, (ii) that results in the sale of all or substantially all of the assets of CHS, or (iii) that results in the consolidation or merger of Holdings or CHS or any of their operating subsidiaries with or into another corporation or corporations or other entity in which Holdings or CHS or such operating subsidiaries are not the survivor (except any such corporation or entity controlled, directly or indirectly, by Holdings or CHS or any of their operating subsidiaries). No termination of this Agreement, whether pursuant to this paragraph or otherwise, will affect the Company’s obligations with respect to earned and accrued fees, costs and expenses incurred by KoCo in rendering services hereunder and not paid or reimbursed by the Company as of the effective date of such termination. As used herein, the term “Voting Interests” will mean and include (i) any capital stock or equity interest of any class of the Company (“Common Equity”) which has the right to vote on all matters submitted to holders of Common Equity, and (ii) any security, right, option, warrant or agreement convertible into or exercisable to obtain any Common Equity or capital stock or equity interest of any class of the Company which has the right to vote on all matters submitted to holders of Common Equity. Any reference herein to an approval or other action of the Board will mean a determination based on a finding by a majority vote of the members of the Board (excluding the votes of those directors or managers who are also principals of KoCo) that the approval or other action is in the best interest of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

KCHS HOLDINGS, INC.

By:	/s/ Gordon Woodward
Gordon Woodward
Vice President

CRITICAL HOMECARE SOLUTIONS, INC.

By:	/s/ Gordon Woodward
Gordon Woodward
Vice President

KOHLBERG & COMPANY, LLC

By:	/s/ Gordon Woodward
Gordon Woodward
Principal

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